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DFA Investment Dimensions Group Inc.
Dimensional Investment Group Inc.
The DFA Investment Trust Company
Dimensional Emerging Markets Value Fund Inc.
(Name of Registrant as Specified In Its Charter)

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2009 Proxy Statement

QUICK REFERENCE GUIDE

Proposals 1 and 9:
To elect a Board of Directors/Trustees.
By law, no more than a third of a mutual fund’s board of directors may be appointed without shareholder approval. A third of the funds’ eight-member boards is two people and the funds have already appointed two board members (Robert Merton and Abbie Smith). If a spot on the board became vacant for any reason, the spot could not be replaced without calling a shareholder meeting—which takes time and is very expensive. Getting shareholder approval now for all eight members gives the funds the flexibility to appoint up to two new board members, if necessary, before the next shareholder meeting. Having a smooth transition in the event of a vacancy will ensure that the funds have continuous and rigorous oversight.

Proposal 2:
To approve Articles of Amendment and Restatement for two companies (DIG and DFAIDG).
The new updated articles will allow the companies the maximum flexibility under the law. Here is how three provisions will benefit shareholders. They will:

  Increase indemnification and other protections for Directors. This will help the funds attract and retain the best Directors.
  Make it easier for the funds to redeem out shareholders whose small account activity is harming other shareholders.
  Allow one class of shares to be converted into another (e.g., R shares to I shares) without a shareholder vote unless required by the 1940 Act. This will help keep fund expenses low and remove restrictions that exceed those imposed by the 1940 Act. This feature would be necessary in creating target date maturity funds.

Proposals 3 and 10:
To approve an Agreement and Plan of Reorganization that provides for the reorganization of DEM from a Maryland corporation to a Delaware statutory trust.

  These proposals apply only to the master fund—Dimensional Emerging Markets Value Fund—and its sole feeder fund—the Emerging Markets Value Portfolio. Dimensional’s other master funds are already a series of a Delaware statutory trust, DFAITC, and we want to give DEM the same advantages that a Delaware statutory trust offers.
  As a Delaware statutory trust, DEM will be able to make certain changes to benefit shareholders (such as electing to receive partnership status for tax treatment) without obtaining approval from every shareholder. Giving the DEM board this flexibility will enable it to respond to changes quickly and economically. Being a Delaware statutory trust will also reduce the administrative costs and burdens on DEM.

Proposals 4 and 11:
To approve an amended and restated Agreement and Declaration of Trust for DFAITC.

  The investment world has evolved a great deal since DFAITC was established. The proposed amendments will bring DFAITC up to today’s standards.
  Several changes will simply provide for consistency with the way the other Dimensional investment companies work. (Example: shares will no longer have a par value.)
  Other changes will provide flexibility that will reduce costs. (Example: the amendments will change the vote required by shareholders to make it easier to do certain things, such as remove a board member.)

Proposals 5 and 12:
To approve amendments to certain fundamental investment restrictions.
The amendments are meant to standardize the restrictions and conform them to what is imposed by the 1940 Act. None of the amendments are intended to change the funds’ investment objectives or result in significant changes in the way DFA manages money. The amendments will give our portfolio managers more flexibility to deliver the desired exposure in an efficient way, and allow more efficient and effective compliance monitoring by standardizing investment restrictions for the funds. Specific proposals will provide the funds with greater flexibility with respect to:

  Borrowing money if the funds need it to meet redemptions. This will enable the funds to avoid forced, unplanned sales that could hurt the funds and their shareholders.
  Lending securities as part of the funds’ investment operations.
  Investing in securitized real estate.
  Managing cash and hedging foreign currency exposure by investing in instruments defined as commodities, such as currency and futures contracts.

The funds are also proposing to make language about diversification consistent across all the funds, and ensure that this language precisely reflects the 1940 Act and the guidelines set by the SEC staff.

Proposals 6 and 13:
To approve the elimination of certain fundamental investment restrictions.
Many of Dimensional’s funds were established before 1996, when the National Securities Markets Improvement Act established one national standard for federally registered funds. The proposed amendments will bring the funds up to date with that Act by eliminating restrictions on certain funds that reflected old state rules that are either obsolete or are more limiting than is required by the 1940 Act.

Our goal is to ensure that the funds have the flexibility to adapt to the latest regulatory environment in the most effective way. Specific proposals would enable the funds to:

  Pledge, mortgage, or hypothecate assets when borrowing money to meet redemptions. The funds will be able to have access to collateralized loans, if needed and beneficial for the funds, and be able to consider certain swaps and futures transactions.
  Purchase securities on margin. The funds will be allowed to make use of short-term borrowing in settling transactions.
  Invest in securities that are “illiquid or restricted.” The funds will use a uniform set of rules across all the funds, in accordance with the SEC staff’s interpretation of the 1940 Act, to determine the investable limits in restricted securities. The funds will still focus primarily on buying securities that are trading in public markets.
  Vote in a way that maximizes shareholder value, without being hampered by concern that the funds might be interpreted to be exercising control. The funds are already limited by the 1940 Act, and it is not our goal to exert management control over a portfolio company.
  Invest in other investment companies—such as money market funds and ETFs. This will give the funds more flexibility in cash management.
  Buy securities without reference to whether the securities are owned by officers and directors of the Dimensional investment companies or DFA. Since the funds hold about 14,000 securities around the world, this restriction is extremely burdensome to monitor. Shareholders still have protections related to conflicts of interest provided by the 1940 Act, our Code of Ethics, and the diversification requirements of each fund.
  Invest in securitized oil, gas, and mineral programs.
  Invest in “unseasoned” issuers that have been in operation for less than three years. This restriction is currently difficult to monitor and enforce since an evaluation of an issuer’s operating history when buying stocks is not essential to the funds’ investment strategy. Also, in certain situations it may be in the best interest of the fund to purchase these securities.
  Invest in warrants. The funds sometimes receive warrants due to corporate actions. If DFA believes it’s in the best interest of a fund to accept the warrants, we want the fund to be able to do so.
  Write or acquire options. Options are a way to equitize cash, and could give the funds efficient access to certain markets.

Proposals 7 and 14:
To approve Investment Sub-Advisory Agreements with DFA’s foreign subsidiaries.
These proposals will enable our portfolio management and trading teams to work seamlessly around the world with our London and Australian subsidiaries to serve the best interests of our funds and their shareholders. (Example: London and Australia will be able to respond quickly to corporate actions.)

Proposal 8:
To approve an Investment Advisory Agreement for each “feeder fund” between the advisor and the feeder fund’s company.
This change will enable DFA to make some investment decisions at the feeder fund level—such as retaining cash at the feeder fund and equitizing cash at that level instead of at the master fund level. Having this discretion will give the funds the flexibility to manage cash at the feeder fund without impacting the master fund and to claim losses for tax purposes or take other actions that will benefit fund shareholders.